                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statements on Form S-8 of Ecolab Inc. (Registration Nos. 2-60010; 2-74944; 33-1664; 33-41828;
2-90702; 33-18202; 33-55986; 33-56101; 33-26241; 33-34000; 33-56151; 33-39228;
33-56125; 33-55984; 33-60266; 33-65364; 33-59431; 333-18617; 333-18627; and 333-
21167) and the Registration Statements on Form S-3 of Ecolab Inc. (Registration Nos. 33-57197 and 333-14771) of our report dated January 22, 1997 on our audit of the combined financial statements and schedule of the Henkel-Ecolab Joint-Venture as of November 30, 1996, 1995 and 1994 and for the period beginning December 1, 1995, 1994 and 1993 and ended November 30, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K. We also consent to the references to our firm under the caption "Interests of Named Experts and Counsel "or "Incorporation of Documents by Reference" in certain Registration Statements on Form S-8 of Ecolab Inc. (Registration Nos. 33-55986; 33-56101; 33-56151; 33-56125; 33-55984; 33-60266; 33-65364; 33-59431; 333-18617; 333-18627;
and 333-21167) and under the caption "Experts" in the Registration Statements on Form S-3 of Ecolab Inc. (Registration Nos. 33-57197 and 333-14771).


Dusseldorf, Germany
March 27, 1997




KPMG Deutsche Treuhand-Gesselschaft
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft


/s/ Stefan Haas          /s/ Bernhard Momken

Stefan Haas              Bernhard Momken
Wirtschaftsprufer        Wirtschaftsprufer